Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Registration Statement on Form 10-SB of Attitude Drinks Incorporated (formerly Mason Hill Holdings, Inc.) of our report dated September 17, 2007, with respect to the financial statements of Attitude Drinks Company, Inc.

Lazar Levine & Felix LLP

New York, New York
November 9, 2007